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                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                               FORM 8-K

           Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Act of 1934


Date of Report (Date of earliest event reported):  January 18, 1996


            GEODYNE ENERGY INCOME LIMITED PARTNERSHIP II-A GEODYNE ENERGY INCOME LIMITED PARTNERSHIP II-B GEODYNE ENERGY INCOME LIMITED PARTNERSHIP II-C GEODYNE ENERGY INCOME LIMITED PARTNERSHIP II-D GEODYNE ENERGY INCOME LIMITED PARTNERSHIP II-E GEODYNE ENERGY INCOME LIMITED PARTNERSHIP II-F GEODYNE ENERGY INCOME LIMITED PARTNERSHIP II-G GEODYNE ENERGY INCOME LIMITED PARTNERSHIP II-H
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       (Exact name of Registrant as specified in its Articles)

                         II-A: 0-16388            II-A: 73-1295505
                         II-B: 0-16405            II-B: 73-1303341
                         II-C: 0-16981            II-C: 73-1308986
                         II-D: 0-16980            II-D: 73-1329761
                         II-E: 0-17320            II-E: 73-1324751
                         II-F: 0-17799            II-F: 73-1330632
                         II-G: 0-17802            II-G: 73-1336572
   Oklahoma              II-H: 0-18305            II-H: 73-1342476
----------------         --------------          -----------------
(State or other          (Commission              (I.R.S. Employer
jurisdiction of          File No.)                Identification)
incorporation or
organization)



          Two West Second Street, Tulsa, Oklahoma      74103
          ---------------------------------------------------
          (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (918) 583-1791
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ITEM 5:   OTHER EVENTS

     On October 26, 1994, Geodyne Resources, Inc. ("Resources") and the Registrants (the "Partnerships") among other parties, were named as defendants in a lawsuit alleging causes of action based on fraud, negligent misrepresentation, breach of fiduciary duty, breach of implied covenant, and breach of contract in connection with the offer and sale of units in the Partnerships. (Sidney Neidick, et al. v. Geodyne Resources, Inc., et al, Case No. 94-052860, District Court of Harris County, Texas.) The plaintiffs' petition alleged that the lawsuit was being brought as a class action on behalf of the investors who purchased units in the Partnerships. On June 7, 1995, Resources and the Partnerships were dismissed without prejudice as defendants in the matter. In addition, on June 7, 1995, the matter was certified as a class action. A class action notice was mailed on June 7, 1995 to all limited partners in the Partnerships who are members of the class. PaineWebber Incorporated ("PaineWebber") has agreed to indemnify Resources and the Partnerships and their affiliates with respect to all claims asserted by the plaintiffs in the lawsuit pursuant to that certain Indemnification Agreement dated November 24, 1992 by and between PaineWebber and Samson Investment Company, the parent of Resources (the "Indemnification Agreement") in the event Resources or the Partnerships are rejoined in the matter at a latter time. As a result of both the dismissal and the Indemnification Agreement, management does not believe that either the Partnerships or Resources will be required to pay any damages or expenses in this matter.

     On November 23 and 25, 1994, Resources, PaineWebber, and certain other parties were named as defendants in two related lawsuits alleging misrepresentations made to induce investments in the Partnerships and asserting causes of action for common law fraud and deceit and unjust enrichment (Romine v. PaineWebber, Inc. et al, Case No. 94-CIV-8558, U.S. District Court, Southern District of New York and Romine v. PaineWebber, Inc., et al, Case No. 94-132844, Supreme Court of the State of New York, County of New York). The federal court case was later consolidated with other similar actions (to which Resources is not a party) under the title In Re: PaineWebber Limited Partnerships Litigation and was certified as a class action on May 30, 1995 (the PaineWebber Partnership Class Action"). A class action notice was mailed on June 7, 1995 to all members of the class. The PaineWebber Partnership Class Action also alleges violations of 18 U.S.C. Section 1962(c) and the Securities Exchange Act of 1934. Compensatory and punitive damages, interest, and costs have been requested in both matters. PaineWebber has agreed to indemnify Resources with respect to all claims asserted by the plaintiff in the lawsuits pursuant to the Indemnification Agreement. The amended complaint in the PaineWebber Partnership Class Action no longer asserts any claim directly against Resources. As a result of the Indemnification Agreement, Resources does not believe that it will be required to pay any damages or expenses in this matter.

     On January 18, 1996, PaineWebber issued a press release indicating that it had reached an agreement to settle both the pending PaineWebber Partnership Class Action matter referred to above and the Neidick matter referred to above, along with a settlement with the Securities and Exchange Commission (the "SEC") and an agreement to settle with various state securities regulators. The press release issued by PaineWebber, a copy of which is filed as Exhibit 99.1 to this Form 8-K, indicates that the parties have agreed to a class action settlement of $125 million and other non-cash consideration; a SEC administrative order creating a capped $40 million fund; a civil


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penalty of $5 million leveled by the SEC; and payments  aggregating $5
million  to  state  securities  administrators.   The  dollar  amounts
referred to in the press release apply to both the Partnerships and other direct investment programs sold by PaineWebber. As of the date of this Form 8-K, PaineWebber has not informed management of the
Partnerships  of  the  portion  of  such  settlement   that  would  be
applicable to the Partnerships.   Details of PaineWebber's settlement,
as applicable to the Partnerships, will be supplemented in future filings made by the Partnerships with the SEC.

ITEM 7:   EXHIBITS

99.1      Press Release  issued by  PaineWebber Group Inc.  on January
          18, 1996


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                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         GEODYNE ENERGY INCOME LIMITED
                              PARTNERSHIP II-A
                         GEODYNE ENERGY INCOME LIMITED
                              PARTNERSHIP II-B
                         GEODYNE ENERGY INCOME LIMITED
                              PARTNERSHIP II-C
                         GEODYNE ENERGY INCOME LIMITED
                              PARTNERSHIP II-D
                         GEODYNE ENERGY INCOME LIMITED
                              PARTNERSHIP II-E
                         GEODYNE ENERGY INCOME LIMITED
                              PARTNERSHIP II-F
                         GEODYNE ENERGY INCOME LIMITED
                              PARTNERSHIP II-G
                         GEODYNE ENERGY INCOME LIMITED
                              PARTNERSHIP II-H





                         By:  GEODYNE PROPERTIES, INC.
                              General Partner

                                //s// Dennis R. Neill
DATE: February 20, 1996       ______________________________
                              Dennis R. Neill
                              Sr. Vice President


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                             EXHIBIT 99.1




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